Exhibit 10.2

Execution Version

EQUAL PRIORITY INTERCREDITOR AGREEMENT

among

WW INTERNATIONAL, INC.,

THE OTHER GRANTORS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Senior Credit Facilities Collateral Agent for the Senior Credit Facilities Secured Parties,

THE BANK OF NEW YORK MELLON,

as the Notes Collateral Agent for the Indenture Secured Parties,

and

each Additional Agent from time to time party hereto

dated as of April 13, 2021

i

EQUAL PRIORITY INTERCREDITOR AGREEMENT, dated as of April 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among WW International, Inc., a Virginia corporation (the “Borrower”), the other Grantors (as defined below) party hereto, Bank of America, N.A., as collateral agent for the Senior Credit Facilities Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Credit Facilities Collateral Agent”), The Bank of New York Mellon, as collateral agent for the Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional Equal Priority Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Credit Facilities Collateral Agent (for itself and on behalf of the Senior Credit Facilities Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Indenture Secured Parties) and each Additional Agent (for itself and on behalf of the Additional Equal Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement and the Indenture, as applicable, with the Senior Credit Agreement controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Equal Priority Documents, in each case, together with its successors in such capacity.

“Additional Equal Priority Debt Facility” means one or more debt facilities, commercial paper facilities or indentures with respect to which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither the Senior Credit Agreement nor the Indenture shall constitute an Additional Equal Priority Debt Facility at any time.

“Additional Equal Priority Documents” means, with respect to any Series of Additional Equal Priority Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional Equal Priority Obligations.

“Additional Equal Priority Obligations” means, with respect to any Additional Equal Priority Debt Facility, (a) all principal of, and interest (including, without limitation, any interest, fees and other amounts that accrue after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Equal Priority Debt Facility, (b) all other amounts payable to the related Additional Equal Priority Secured Parties under the related Additional Equal Priority Documents and (c) any Refinancing of the foregoing.

“Additional Equal Priority Secured Party” means, with respect to any Series of Additional Equal Priority Obligations, the holders of such Additional Equal Priority Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional Equal Priority Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any guarantor under any related Additional Equal Priority Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City.

“Collateral” means all assets and properties subject to Liens created pursuant to any Equal Priority Security Document to secure one or more Series of Equal Priority Obligations.

“Collateral Agent” means (a) in the case of any Senior Credit Facilities Obligations, the Senior Credit Facilities Collateral Agent, (b) in the case of the Indenture Obligations, the Notes Collateral Agent, and (c) in the case of any Series of Additional Equal Priority Obligations or Additional Equal Priority Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (a) until the Controlling Collateral Agent Change Date, the Senior Credit Facilities Collateral Agent and (b) from and after the Controlling Collateral Agent Change Date, the Major Non-Controlling Collateral Agent.

“Controlling Collateral Agent Change Date” means the earlier of (a) the Discharge of Senior Credit Facilities Obligations and (b) the Non-Controlling Collateral Agent Enforcement Date.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Equal Priority Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Equal Priority Obligations, the date on which such Series of Equal Priority Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Equal Priority Obligations” means, with respect to any Shared Collateral, the Discharge of all Equal Priority Obligations with respect to such Shared Collateral.

“Discharge of Senior Credit Facilities Obligations” means, with respect to any Shared Collateral, the Discharge of all Senior Credit Facilities Obligations with respect to such Shared Collateral; provided that a Discharge of Senior Credit Facilities Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Facilities Obligations with additional Equal Priority Obligations secured by such Shared Collateral under an agreement that has been designated in writing by the Senior Credit Facilities Collateral Agent or by the Borrower, in each case, to each other Collateral Agent as the “Senior Credit Agreement” for purposes of this Agreement.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Notes Collateral Agent, or another method or system specified by the Notes Collateral Agent as available for use in connection with its services hereunder.

“Equal Priority Obligations” means, collectively, (a) the Senior Credit Facilities Obligations, (b) the Indenture Obligations and (c) each Series of Additional Equal Priority Obligations.

“Equal Priority Secured Parties” means (a) the Senior Credit Facilities Secured Parties, (b) the Indenture Secured Parties and (c) the Additional Equal Priority Secured Parties with respect to each Series of Additional Equal Priority Obligations.

“Equal Priority Security Documents” means the Senior Credit Facilities Security Agreement, the other Security Documents (as defined in the Senior Credit Agreement), the Notes Security Agreement, the other Security Documents (as defined in the Indenture) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of Equal Priority Obligations and any Junior Priority Intercreditor Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“Grantors” means the Borrower and each Subsidiary of the Borrower that has granted a security interest pursuant to any Equal Priority Security Document to secure any Series of Equal Priority Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means that certain Indenture, dated as of April 13, 2021, among the Borrower, the guarantors party thereto and The Bank of New York Mellon, as trustee and notes collateral agent, as such Indenture may be further amended, restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time.

“Indenture Obligations” means the “Secured Obligations” as defined in the Notes Security Agreement.

“Indenture Secured Parties” means the “Secured Parties” as defined in the Notes Security Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any case or proceeding commenced by or against the Borrower or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other case or proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish a Series of Additional Equal Priority Obligations and become Additional Equal Priority Secured Parties hereunder.

“Junior Priority Intercreditor Agreement” means (i) a “Junior Priority Intercreditor Agreement” substantially in the form of Exhibit Q-2 to the Senior Credit Agreement and Exhibit D to the Indenture or (ii) an intercreditor agreement that constitutes both (A) an “Acceptable Junior Priority Intercreditor Agreement” for purposes of the Indenture and (B) a “Customary Intercreditor Agreement” for purposes of the Senior Credit Agreement.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral and at any time, the Collateral Agent (other than the Senior Credit Facilities Collateral Agent) of the Series of Equal Priority Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Equal Priority Obligations (excluding the Series of Senior Credit Facilities Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 90 days (throughout which 90-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) an Event of Default under and as defined in the Secured Credit Documents for the applicable Series of Equal Priority Obligations under which such Non-Controlling Collateral Agent is the Collateral Agent, but only for so long as such Event of Default is continuing and (b) the Controlling Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (i) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (ii) the Equal Priority Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents for that Series of Equal Priority Obligations; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (x) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (y) at any time that the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Equal Priority Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Notes Security Agreement” means the “Security Agreement” as defined in the Indenture.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any certificated Securities, Instruments and Tangible Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Equal Priority Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, defease, amend, increase, restate, modify, supplement, restructure, refund, replace, repay, redeem, repurchase, acquire, prepay, retire or extinguish such Indebtedness or to enter into alternative financing arrangements to exchange or replace (in whole or in part) such Indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (a) the Senior Credit Agreement and each other Loan Document (as defined in the Senior Credit Agreement), (b) the Indenture, the Notes (as defined in the Indenture), the Notes Security Agreement and each other Security Document (as defined in the Indenture) and (c) each Additional Equal Priority Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Collateral Agent” shall have the meaning assigned to such term in Section 4.01(a).

“Senior Credit Agreement” means that certain Credit Agreement dated as of April 13, 2021, as amended, restated, amended and restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time, among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and an issuing bank.

“Senior Credit Facilities Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Senior Credit Facilities Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement. Notwithstanding anything to the contrary, when used in the definition of the term “Discharge of Senior Credit Facilities Obligations” in this Agreement, the term “Senior Credit Facilities Obligations” means “Loan Document Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Facilities Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Facilities Security Agreement” means the “Security Agreement” as defined in the Senior Credit Agreement.

“Senior Liens” means the Liens on the Collateral in favor of the Equal Priority Secured Parties under the Equal Priority Security Documents.

“Series” means (a) with respect to the Equal Priority Secured Parties, each of (i) the Senior Credit Facilities Secured Parties (in their capacity as such), (ii) the Indenture Secured Parties (in their capacity as such) and (iii) the Additional Equal Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional Equal Priority Secured Parties) and (b) with respect to any Equal Priority Obligations, each of (i) the Senior Credit Facilities Obligations, (ii) the Indenture Obligations and (iii) the Additional Equal Priority Obligations incurred pursuant to any Additional Equal Priority Debt Facility or any related Additional Equal Priority Documents, which pursuant to any Joinder Agreement are to be represented under this Agreement by a common Collateral Agent (in its capacity as such for such Additional Equal Priority Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03.     Impairments. It is the intention of the Equal Priority Secured Parties of each Series that the holders of Equal Priority Obligations of such Series (and not the Equal Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Equal Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Equal Priority Obligations), (y) any of the Equal Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Equal Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Equal Priority Obligations) on a basis ranking prior to the security interest of such Series of Equal Priority Obligations but junior to the security interest of any other Series of Equal Priority Obligations or (ii) the existence of any Collateral for any other Series of Equal Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Equal Priority Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Senior Credit Agreement) which applies to all Equal Priority Obligations shall not be deemed to be an Impairment of any Series of Equal Priority Obligations. In the event of any Impairment with respect to any Series of Equal Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Equal Priority Obligations, and the rights of the holders of such Series of Equal Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of Equal Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Equal Priority Obligations subject to such Impairment. Additionally, in the event the Equal Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Equal Priority Obligations or the Secured Credit Documents governing such Equal Priority Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any Equal Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any Equal Priority Secured Party and proceeds of any such distribution or payment (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Equal Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Equal Priority Obligations of a given Series in accordance with the terms of the Secured Credit Documents applicable to such Series and (iii) THIRD, after the Discharge of Equal Priority Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomever may be lawfully entitled to receive the same pursuant to any Junior Priority Intercreditor Agreement then in effect, or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than an Equal Priority Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Equal Priority Obligations, after giving effect to any Junior Priority Intercreditor Agreement then in effect, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Equal Priority Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Equal Priority Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any Equal Priority Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Equal Priority Obligations to which it is then entitled in accordance with this Section 2.01(a), such Equal Priority Secured Party shall hold such payment or recovery in trust for the benefit of all Equal Priority Secured Parties for distribution in accordance with this Section 2.01(a).

(b) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Equal Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Equal Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Equal Priority Secured Party hereby agrees that (i) the Liens securing each Series of Equal Priority Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Equal Priority Secured Parties as provided herein.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall, or shall instruct the Controlling

Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Equal Priority Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Bankruptcy Case, any Collateral Agent or any other Equal Priority Secured Party may file a proof of claim or statement of interest with respect to the Equal Priority Obligations owed to the Equal Priority Secured Parties; (ii) any Collateral Agent or any other Equal Priority Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the Equal Priority Secured Parties; provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other Equal Priority Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Equal Priority Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will, or will have the right to, contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Equal Priority Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) Each Collateral Agent and the Equal Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the Equal Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Equal Priority Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Equal Priority Secured Party to enforce this Agreement.

(d) Notwithstanding anything in this Agreement or any other Secured Credit Documents to the contrary, collateral consisting of cash and deposit account balances pledged to secure Senior Credit Facilities Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Senior Credit Facilities Collateral Agent pursuant to Section 2.05 of the Senior Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Senior Credit Agreement and will not constitute Shared Collateral.

SECTION 2.03. No Interference; Payment Over.

(a) Each Equal Priority Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding the validity or enforceability of any Equal Priority Obligations of any Series or any Equal Priority Security Document or the validity, attachment, perfection or priority of any Lien under any Equal Priority Security Document or the validity or enforceability of the priorities, rights or duties established by this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Bankruptcy Case or other proceeding any claim against the Controlling Collateral Agent or any other Equal Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other Equal Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other Equal Priority Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Equal Priority Secured Party to enforce this Agreement.

(b) Each Equal Priority Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Equal Priority Security Document or by the exercise of any rights available to it under applicable law or in any Bankruptcy Case or Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of Equal Priority Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Equal Priority Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to Equal Priority Security Documents.

(a) If at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies with respect to any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of Equal Priority Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments (in form and substance reasonably satisfactory to the parties executing such instruments) as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

(c) Each Equal Priority Secured Party in respect of a Series agrees that each Collateral Agent in respect of any other Series may enter into any amendment to any Equal Priority Security Document that does not violate this Agreement.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries.

(b) If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law, each Equal Priority Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent or any Controlling Secured Party with respect to such Shared Collateral shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Equal Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank equal in priority with the Liens on any such Shared Collateral granted to secure the Equal Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Equal Priority Secured Parties of each Series retain the benefit of their security interests on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority relative to each other series of Equal Priority Secured Parties (other than any Liens of the Equal Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Equal Priority Secured Parties of each Series are granted security interests on any additional collateral pledged to any Equal Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority relative to each other series of Equal Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Equal Priority Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Equal Priority Secured Parties are granted adequate protection with respect to Equal Priority Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Equal Priority Secured Parties of each Series shall have a right to object to the grant of a security interest to secure the DIP Financing over any Collateral subject to security interests in favor of the Equal Priority Secured Parties of such Series or its Collateral Agent that do not constitute Shared Collateral; and provided, further, that the Equal Priority Secured Parties receiving adequate protection shall not object to any other Equal Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such Equal Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

(c) For the avoidance of doubt, nothing in this Section 2.05 shall prevent an Equal Priority Secured Party from acting as a provider of DIP Financing to the Grantor(s) in an Insolvency or Liquidation Proceeding. If an Equal Priority Secured Party is also a DIP Lender, it shall be entitled to seek DIP Financing Liens in such capacity to secure such DIP Financing in accordance with the Bankruptcy Code.

SECTION 2.06. Reinstatement. In the event that any of the Equal Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Equal Priority Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the Equal Priority Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The Equal Priority Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Equal Priority Secured Party of any other Series (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document in respect of such Series), all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness; provided further that in the event any such Refinancing transaction results in the aggregate principal amount of the applicable Series of Equal Priority Obligations then outstanding being increased and such increased principal amount is not permitted by any of the then extant Secured Credit Documents or Equal Priority Security Documents at the time of the incurrence thereof, then such increased principal amount (solely to the extent of such increase) shall not constitute “Equal Priority Obligations” for purposes of this Agreement.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Equal Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Equal Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the Series of Equal Priority Obligations for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the new Controlling Collateral Agent (after giving effect to the Discharge of such Series of Equal Priority Obligations) together with any necessary endorsements reasonably requested by such new Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by such new Controlling Collateral Agent to allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Equal Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Equal Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties and responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Equal Priority Secured Party for purposes of perfecting the Lien held by such Equal Priority Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Equal Priority Obligations of any Series, or the Shared Collateral subject to any Lien securing the Equal Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that (a) any information provided by any Collateral Agent as to the Shared Collateral subject to any Lien securing the Equal Priority Obligations of any Series may be provided to the knowledge of such Collateral Agent and (b) if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Equal Priority Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Each of the Equal Priority Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the Equal Priority Secured Parties also authorizes the Controlling Collateral Agent, at the request of the Borrower, to, if applicable, execute and deliver a Junior Priority Intercreditor Agreement in the capacity as “Designated Senior Representative” or the equivalent agent however referred to for the Equal Priority Secured Parties under such agreement (as applicable, the “Senior Collateral Agent”) and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, such “Designated Senior Representative” or equivalent agent by the terms of any Junior Priority Intercreditor Agreement together with such powers and discretion as are reasonably incidental thereto and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to it hereunder and thereunder. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Equal Priority Security Documents, or for exercising any rights and remedies thereunder or under any Junior Priority Intercreditor Agreement at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV, Article VIII of the Senior Credit Agreement, Articles Six and Fourteen of the Indenture, Article 9 of the Notes Security Agreement and the equivalent provision of any Additional Equal Priority Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Equal Priority Secured Parties, and each Collateral Agent, hereby agrees, at the sole cost and expense of the Borrower, to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions (and in form and substance reasonably satisfactory to the parties executing such documents), and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Equal Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Equal Priority Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled pursuant to the Equal Priority Security Documents (in their respective capacities as such). Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Equal

Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Equal Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Equal Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Equal Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of Equal Priority Obligations or any other Equal Priority Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement that any Collateral Agent or any Equal Priority Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Equal Priority Obligations from any account debtor, guarantor or any other party) in accordance with the Equal Priority Security Documents or any other agreement related thereto or to the collection of the Equal Priority Obligations or the valuation, use, protection or release of any security for the Equal Priority Obligations, (ii) any election by any Collateral Agent or any holders of Equal Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Rights as an Equal Priority Secured Party.

(a) The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as an Equal Priority Secured Party under any Series of Equal Priority Obligations that it holds as any other Equal Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “Equal Priority Secured Party” or “Equal Priority Secured Parties” or (as applicable) “Senior Credit Facilities Secured Party,” “Senior Credit Facilities Secured Parties,” “Indenture Secured Party,” “Indenture Secured Parties,” “Additional Equal Priority Secured Party” or “Additional Equal Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other Equal Priority Secured Party.

SECTION 4.03. Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(c) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct or (ii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Equal Priority Obligations unless and until written notice describing such Event of Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Equal Priority Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Equal Priority Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Equal Priority Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Equal Priority Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(f) need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except if and to the extent it may (at its option and in its discretion) otherwise agree in writing.

SECTION 4.04. Collateral and Guaranty Matters. Each of the Equal Priority Secured Parties irrevocably authorizes the applicable Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Equal Priority Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the Equal Priority Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, emailed or sent by fax, as follows:

(a) if to the Borrower or any Grantor, to the Borrower, at its address at: WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, NY 10010, Attention: General Counsel, Email: general.counsel@weightwatchers.com;

(b) if to the Senior Credit Facilities Collateral Agent, to it at Bank of America, N.A., Loan, Lease and Trade Operations, Mail Code: CA5-705-04-09, 555 California Street, 4th Floor, San Francisco, CA 94104, Attention: Carol Alfonso, Email: carol.alfonso@bofa.com;

(c) if to the Notes Collateral Agent, to it at The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh Pennsylvania 15262, Attention: Mindy Wrzesinski, Fax: 412-234-8377, Email: melinda.m.wrzesinski@bnymellon.com; and

(d) if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a fax or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Notes Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Borrower, any other Grantor, the Senior Credit Facilities Collateral Agent or any other Collateral Agent or Senior Class Debt Representative, as applicable, shall provide to the Notes Collateral Agent an incumbency certificate listing officers or other Persons with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, such other Grantor, the Senior Credit Facilities Collateral Agent or

any other Collateral Agent or Senior Class Debt Representative, as applicable, whenever a Person is to be added or deleted from the listing. If the Borrower, any other Grantor, the Senior Credit Facilities Collateral Agent or any other Collateral Agent or Senior Class Debt Representative, as applicable, elects to give the Notes Collateral Agent Instructions using Electronic Means and the Notes Collateral Agent in its discretion elects to act upon such Instructions, the Notes Collateral Agent’s understanding of such Instructions shall be deemed controlling. The Borrower, each other Grantor, the Senior Credit Facilities Collateral Agent or any other Collateral Agent or Senior Class Debt Representative understand and agree that the Notes Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Notes Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Notes Collateral Agent by any party have been sent by such Authorized Officer. The Borrower, each other Grantor, the Senior Credit Facilities Collateral Agent or any other Collateral Agent or Senior Class Debt Representative, as applicable, shall be responsible for ensuring that only an Authorized Officer thereof transmit such Instructions to the Notes Collateral Agent. Each of the Borrower, any other Grantor, the Senior Credit Facilities Collateral Agent and any other Collateral Agent or Senior Class Debt Representative is solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt thereof by the Borrower, such other Grantor, the Senior Credit Facilities Collateral Agent or such other Collateral Agent or Senior Class Debt Representative, as applicable. The Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Collateral Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Borrower, each other Grantor, the Senior Credit Facilities Collateral Agent and any other Collateral Agent or Senior Class Debt Representative agrees: (a) to assume all risks arising out of its use of Electronic Means to submit Instructions to the Notes Collateral Agent, including, without limitation, the risk of the Notes Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (b) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Notes Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, such other Grantor, the Senior Credit Facilities Collateral Agent or such other Collateral Agent or Senior Class Debt Representative, as applicable; and (c) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any Equal Priority Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional Equal Priority Secured Parties and Additional Equal Priority Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, without the consent of any other Collateral Agent or Equal Priority Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Equal Priority Obligations that is permitted by the terms of each then extant Secured Credit Document.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Equal Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Credit Facilities Collateral Agent represents and warrants that this Agreement is binding upon the Senior Credit Facilities Secured Parties. The Notes Collateral Agent represents and warrants that this Agreement is binding upon the Indenture Secured Parties.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the Equal Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Equal Priority Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Equal Priority Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages (including loss of profits).

SECTION 5.09. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Equal Priority Security Documents or Additional Equal Priority Documents, the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Equal Priority Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09 and subject to Section 5.11) is intended to or will amend, waive or otherwise modify the provisions of the Senior Credit Agreement, the Indenture or any Additional Equal Priority Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Equal Priority Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Equal Priority Obligations. The Borrower may incur obligations that will constitute Additional Equal Priority Obligations hereunder only if such obligations are permitted to be so incurred and treated as such hereunder by the terms of each then extant Secured Credit Document and the other requirements of this Section 5.13 are satisfied. Any such additional class or series of Additional Equal Priority Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis with the Liens and guarantees in favor of the other Series of Equal Priority Obligations, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional Equal Priority Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(iii) the Borrower shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional Equal Priority Obligations to be incurred are permitted by each then extant Secured Credit Document, or to the extent a consent is otherwise required to permit the incurrence of such Additional Equal Priority Obligations under any such Secured Credit Document, such requisite consent has been obtained; and

(iv) the Additional Equal Priority Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14. Integration. This Agreement together with the other Secured Credit Documents and the Equal Priority Security Documents represents the entire agreement of each of the Grantors and the Equal Priority Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Equal Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Equal Priority Security Documents.

SECTION 5.15. [Reserved].

SECTION 5.16. Information Concerning Financial Condition of the Borrower and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the Equal Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Equal Priority Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.17. Additional Grantors. The Borrower agrees that, if any Subsidiary of the Borrower shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.18. Further Assurances. Each Collateral Agent, on behalf of itself and each Equal Priority Secured Party under the applicable Senior Credit Agreement, Indenture or Additional Equal Priority Debt Facility, agrees that it will, at the sole cost and expense of the Borrower, take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested and in form and substance reasonably satisfactory to the party executing the same) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.19. Senior Credit Facilities Collateral Agent and Notes Collateral Agent. It is understood and agreed that (a) the Senior Credit Facilities Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Senior Credit Agreement and the provisions of the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement), including Article VIII of the Senior Credit Agreement, granting or extending any rights, protections, privileges, indemnities and immunities to the Senior Credit Facilities Collateral Agent in such capacity shall also apply to it as Controlling Collateral Agent hereunder and (b) the Notes Collateral Agent is entering in this Agreement in its capacity as Trustee and Collateral Agent under the Indenture and as Notes Collateral Agent under the Notes Security Agreement and the provisions of the Indenture and the Notes Security Agreement granting or extending any rights, protections, privileges, indemnities and immunities to the Trustee, Collateral Agent or Notes Collateral Agent thereunder shall also apply to the Notes Collateral Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Credit Facilities Collateral Agent or Notes Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

In addition, it is understood and agreed that prior to the Discharge of Senior Credit Facilities Obligations, to the extent that the Senior Credit Facilities Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Shared Collateral or makes any determination in respect of any matters relating to any Shared Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including extensions beyond the date hereof or in connection with assets acquired, or Subsidiaries formed or acquired, after the date hereof) and any determination that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest in a particular asset outweighs the benefit of a security interest to the relevant Equal Priority Secured Parties afforded thereby), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the Senior Credit Facilities Collateral Agent in respect of any such matters under the Credit Agreement shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under the Indenture and the Security Documents (as defined in the Indenture).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Senior Credit Facilities Collateral Agent and Controlling Collateral Agent

By:	/s/ Carol Alfonso
Name: Carol Alfonso
Title: Assistant Vice President

[Signature Page to Equal Priority Intercreditor Agreement]

THE BANK OF NEW YORK MELLON,
as Notes Collateral Agent

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Equal Priority Intercreditor Agreement]

WW INTERNATIONAL, INC.

By:	/s/ Amy O’Keefe
Name: Amy O’Keefe
Title: Chief Financial Officer

KURBO, INC.
W HOLDCO, INC.
WW HEALTH SOLUTIONS, INC.
WW NORTH AMERICA HOLDINGS, LLC
WW.COM, LLC

By:	/s/ Nicholas P. Hotchkin
Name: Nicholas P. Hotchkin
Title: Vice President and Treasurer

[Signature Page to Equal Priority Intercreditor Agreement]

ANNEX I

GRANTORS

WW INTERNATIONAL, INC.

KURBO, INC.

W HOLDCO, INC.

WW HEALTH SOLUTIONS, INC.

WW NORTH AMERICA HOLDINGS, LLC

WW.COM, LLC

Anx I-1

ANNEX II

[FORM OF] JOINDER NO. [ ] dated as of [ ], 20[ ] (this “Joinder”) to the EQUAL PRIORITY INTERCREDITOR AGREEMENT dated as of April 13, 2021 (the “Equal Priority Intercreditor Agreement”), among WW International, Inc., a Virginia corporation (the “Borrower”), the other Grantors party thereto, Bank of America, N.A., as collateral agent for the Senior Credit Facilities Secured Parties (in such capacity, the “Senior Credit Facilities Collateral Agent”), and The Bank of New York Mellon, as collateral agent for the Indenture Secured Parties (in such capacity, the “Notes Collateral Agent”), and each Additional Agent from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Equal Priority Intercreditor Agreement.

B. As a condition to the ability of the Borrower and certain of its Subsidiaries to incur Additional Equal Priority Obligations and to secure such Senior Class Debt (and the guarantee in respect thereof) with the Senior Liens, in each case under and pursuant to the Additional Equal Priority Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Equal Priority Intercreditor Agreement. Section 5.13 of the Equal Priority Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Equal Priority Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Equal Priority Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the Equal Priority Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.13 of the Equal Priority Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Equal Priority Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Equal Priority Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional Equal Priority Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the Equal Priority Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Equal Priority Intercreditor Agreement is hereby incorporated herein by reference.

Anx II-1

SECTION 2. The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other Equal Priority Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Equal Priority Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Equal Priority Intercreditor Agreement as Additional Equal Priority Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed counterpart of a signature page of this Joinder by facsimile or by email as a “.pdf” or “.tif” attachment or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 4. Except as expressly supplemented hereby, the Equal Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Equal Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Equal Priority Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

Anx II-2

IN WITNESS WHEREOF, the New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the Equal Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[•] for the holders of
[•],

By:
Name:
Title:

Anx II-3

Address for notices:

Attention of:

Fax:

Anx II-4

Acknowledged by:

[                             ],

as Controlling Collateral Agent

By:
Name:
Title:

WW INTERNATIONAL, INC.

By:
Name:
Title:

THE GRANTORS

LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Anx II-5

Schedule I to the Joinder to the

Equal Priority Intercreditor Agreement

Grantors

[    ]

Sched. I-1

ANNEX III

[FORM OF] SUPPLEMENT NO. [ ] dated as of [                ] (this “Supplement”), to the EQUAL PRIORITY INTERCREDITOR AGREEMENT dated as of April 13, 2021 (the “Equal Priority Intercreditor Agreement”), among WW International, Inc., a Virginia corporation (the “Borrower”), the other Grantors party thereto, Bank of America, N.A., as collateral agent for the Senior Credit Facilities Secured Parties (in such capacity, the “Senior Credit Facilities Collateral Agent”), and The Bank of New York Mellon, as collateral agent for the Indenture Secured Parties (in such capacity, the “Notes Collateral Agent”), and each Additional Agent from time to time party thereto.

A Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Equal Priority Intercreditor Agreement.

B. The Grantors have entered into the Equal Priority Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Equal Priority Intercreditor Agreement. Section 5.17 of the Equal Priority Intercreditor Agreement provides that such Subsidiaries may become party to the Equal Priority Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement, the Indenture and the Additional Equal Priority Documents.

Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.17 of the Equal Priority Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Equal Priority Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Equal Priority Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Equal Priority Intercreditor Agreement shall be deemed to include the New Grantor. The Equal Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or by email as a “.pdf” or “.tif” attachment or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

Anx III-1

SECTION 4. Except as expressly supplemented hereby, the Equal Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Equal Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Equal Priority Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Equal Priority Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

Anx III-2

IN WITNESS WHEREOF, the New Grantor, and the Controlling Collateral Agent have duly executed this Supplement to the Equal Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:

[ ], as Controlling Collateral Agent,

By:
Name:
Title:

Anx III-3